Exhibit 99.1
China Healthcare Acquisition Announces Record Date for Trust Fund Distribution
PASADENA, Calif., Feb. 20 /PRNewswire-FirstCall/ — China Healthcare Acquisition Corp. (the “Company”) (NYSE Alternext US: CHM, CHM-U, CHMW) announced today that its Board of Directors has set March 5, 2009 as the record date for determining the stockholders entitled to receive liquidating distributions from the trust fund established by the Company at the consummation of its initial public offering (the “IPO”) and into which the net proceeds of the IPO were deposited. The Company has instructed its transfer agent, American Stock Transfer & Trust Company, to close its stock transfer books as of the close of business on March 5, 2009.
Public stockholders at the close of business on March 5, 2009 will receive approximately $5.89 per share of common stock issued in the Company’s IPO, pending shareholder approval. No payments will be made with respect to any of the Company’s outstanding warrants or to any of the Company’s initial stockholders with respect to the shares owned by them prior to the IPO. The Company has not yet set a date on which the distribution will be made.
Forward Looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements are based on current expectations and projections about future events and no party assumes an obligation to update any such forward-looking statements. These forward-looking statements are subject to known and unknown risks, uncertainties and assumptions about the Company that may cause actual results to be materially different from any future results expressed or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “continue” or the negative of such terms or other similar expressions.
CONTACT: Alwin Tan, Chief Executive Officer of China Healthcare Acquisition Corp., +1-626-568-9924